Exhibit 99.1

                Moog's First Quarter Earnings Per Share Up 13%

    EAST AURORA, N.Y., Feb. 2 /PRNewswire-FirstCall/ -- Moog Inc.
(NYSE: MOG.A and MOG.B) announced today a first quarter profit of $12.7 million, up 29% from $9.8 million one year earlier. Earnings per share of $.72 were up 13% from $.64 a year ago. There are more average shares outstanding this year than the same quarter a year ago as a result of the sale of a little more than two million Class A shares in September 2003. Sales for the quarter of $226 million were positively affected by Moog's acquisition of Northrop Grumman's Poly-Scientific division. Consolidated sales rose by $46 million from last year's level, an increase of 26%.

    Aircraft revenues of $103 million were up 10% or $9 million. Military aircraft revenues rose by $18 million, primarily as a result of increased revenues on Lockheed Martin's F-35 Joint Strike Fighter, as well as by higher sales in other military aircraft programs including the Japanese F-2, F/A18-E/F, and V-22. Commercial aircraft sales declined $9 million from the year earlier. Operating margins were down from their unusually high level of the year earlier.

    In the Space segment, revenues of $22 million were down $1 million. Decreased sales in satellites, space vehicles, and national missile defense programs were offset slightly by strong sales in tactical missiles. Margins were adversely affected by a provision established to recall 508 attitude control valves used on satellites. Absent this reserve, margins in Space were in positive territory, performing better than they have in the past three quarters.

    Industrial sales increased $7 million from the year earlier to $70 million, primarily as a result of very strong overseas currencies. Plastics, metal-forming, and sales through distributors contributed to the increase as well, offsetting declines in sales for military vehicles and turbines. Industrial margins continued their trend of steady improvement, boosted particularly by the absence of costs experienced in '03 that were associated with moving an acquired product line to its new facilities.

    The first quarter also includes the inaugural results of Moog's Litton Poly-Scientific acquisition, renamed the Components Group, which now comprises the company's fourth reporting segment. Sales in the quarter for Components were $31 million. Margins exceeded expectations.

    Backlog for the quarter was strong, growing $61 million from a year ago to $430 million. Of the increase, $46 million was due to the addition of Moog's new segment.

    "We're off to a great start in fiscal '04," said R.T. Brady, Chairman and CEO. "Our new Components Group performed very well, giving a big boost to sales that were already up 8% organically. The Joint Strike Fighter, once again, was a major contributor to our results. Looking ahead, the continuing trend of improvement in our Industrial business also bodes well for '04. The company's performance in the first quarter allows us to confidently re-confirm our previously published guidance for the year of sales in the range of $920 million to $940 million and earnings per share in the range of $3.10 to $3.30."

    Moog Inc. is a worldwide manufacturer of precision control components and systems. Moog's high-performance actuation products control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles and automated industrial machinery.

    Additional information about the company's quarter ended December 31, 2003 can be found on its website, www.moog.com, including a text of its prepared conference call remarks.

    Cautionary Statement

    This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Information in this release that does not consist of historical facts, including statements accompanied by or containing words such as "giving effect to," "may," "will," "should," "believes," "expects," "expected," "intends," "plans," "projects," "estimates," "predicts," "potential," "outlook," "forecast," "anticipates," "presume," and "assume," are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include (i) risks associated with the recent Poly-Scientific acquisition, including, without limitation, the risk that representations made by the seller of the business are untrue or inaccurate or that the Company assumed unknown liabilities in connection with the acquisition and that indemnification from the seller for those matters is limited or unavailable, the risk that Poly-Scientific business will not be successfully integrated on a timely basis or at all, which includes the risk that Poly-Scientific's customer, supplier, and key employee relationships are not preserved, and the risk that the Poly-Sci business does not perform in accordance with the Company's expectations, (ii) fluctuations in general business cycles and demand for capital goods, (iii) the Company's dependence on government contracts, that may not be fully funded or may be terminated, (iv) the Company's dependence on certain major customers, such as The Boeing Company and Lockheed Martin, for a significant percentage of its sales, (v) the Company's dependence on the commercial aircraft industry which is highly cyclical and sensitive to fuel price increases, labor disputes, and economic conditions, (vi) the possibility that advances in technology could reduce the demand for certain of the Company's products, specifically hydraulic-based motion controls, (vii) intense competition which may require the Company to compete by lowering prices or by offering more favorable terms of sale, (viii) the Company's significant indebtedness, which could limit its operational and financial flexibility or which is at variable rates that may increase, (ix) higher pension costs and increased cash funding requirements which could occur in future years if future actual plan results differ from assumptions used for the Company's defined benefit plans, including returns on plan assets and interest rates, (x) a write-off of all or part of the Company's goodwill which could adversely affect the Company's operating results and net worth and cause it to violate covenants in its bank agreements, (xi) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event the Company does not comply with regulations relating to defense industry contracting, (xii) the potential for cost overruns on development jobs and fixed-price contracts and the risk that actual results may differ from estimates used in contract accounting, (xiii) the Company's ability to successfully identify and consummate acquisitions and integrate the acquired businesses and the risk that known liabilities will be assumed by the Company in connection with acquisitions, including liabilities for which indemnification from the seller may be limited or unavailable, (xiv) the possibility of a catastrophic loss of one or more of the Company's manufacturing facilities, (xv) the impact of product liability claims related to the Company's products used in applications where failure can result in significant property damage, injury or death, (xvi) the possibility that litigation may result unfavorably to the Company (xvii) foreign currency fluctuations in those countries in which the Company does business and other risks associated with international operations, and (xviii) the cost of compliance with environmental laws. The factors identified above are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made in this release. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. The Company disclaims any obligation to update the forward-looking statements made in this release.


                                  MOOG INC.
                     CONSOLIDATED STATEMENTS OF EARNINGS
                 (dollars in thousands except per share data)

                                                      Three Months Ended
                                                 December 31,    December 31,
                                                    2003            2002

    Net sales                                     $225,985        $179,683
    Cost of sales                                  159,488         123,504
    Gross profit                                    66,497          56,179

    Research and development                         6,768           7,426
    Selling, general and administrative             37,731          29,557
    Interest                                         3,185           5,374
    Other                                              475              43
                                                    48,159          42,400

    Earnings before income taxes                    18,338          13,779

    Income taxes                                     5,682           4,001

    Net earnings                                   $12,656          $9,778

    Net earnings per share
       Basic                                         $0.73           $0.65
       Diluted                                       $0.72           $0.64

    Average common shares outstanding
       Basic                                    17,249,204      15,155,164
       Diluted                                  17,608,984      15,342,911


                                  MOOG INC.
                   CONSOLIDATED SALES AND OPERATING PROFIT
                            (dollars in thousands)

                                                     Three Months Ended
                                                 December 31,    December 31,
                                                    2003            2002
    Net Sales
       Aircraft Controls                          $102,603         $93,143
       Space Controls                               21,924          23,096
       Industrial Controls                          70,364          63,444
       Components                                   31,094              -
    Net Sales                                     $225,985        $179,683

    Operating Profit
       Aircraft Controls                           $16,919         $17,679
       Space Controls                                 (816)          1,309
       Industrial Controls                           5,954           2,785
       Components                                    2,649              -
    Total Operating Profit                         $24,706         $21,773

    Margin %
       Aircraft Controls                             16.5%            19.0%
       Space Controls                                (3.7%)            5.7%
       Industrial Controls                            8.5%             4.4%
       Components                                     8.5%               -
    Total Margin %                                   10.9%            12.1%


                                  MOOG INC.
                         CONSOLIDATED BALANCE SHEETS
                            (dollars in thousands)

                                                 December 31,     September 27,
                                                     2003             2003

    Cash                                            $19,171          $77,491
    Receivables                                     280,556          262,094
    Inventories                                     197,996          170,578
    Other current assets                             43,655           42,036
        Total current assets                        541,378          552,199
    Property, plant and equipment                   251,423          208,169
    Goodwill                                        290,025          194,937
    Other non-current assets                         43,695           36,275
        Total assets                             $1,126,521         $991,580


    Notes payable                                    $1,970          $10,140
    Current installments of long-term debt           17,465           15,607
    Contract loss reserves                           18,620           16,147
    Other current liabilities                       177,010          169,529
        Total current liabilities                   215,065          211,423
    Long-term debt                                  334,210          230,913
    Other long-term liabilities                     130,301          125,096
        Total liabilities                           679,576          567,432
    Shareholders' equity                            446,945          424,148
        Total liabilities and shareholders'
        equity                                   $1,126,521         $991,580

SOURCE  Moog Inc.
    -0-                             02/02/2004
    /CONTACT:  Susan Johnson of Moog Inc., +1-716-687-4225, fax,
+1-716-687-4457/
    /Web site:  http://www.moog.com /
    (MOGA MOGB)

CO:  Moog Inc.
ST:  New York
IN:  CPR NET ARO ECP SEM
SU:  ERN